Exhibit 3
EXHIBIT 3
LOCK UP AGREEMENT

FORM OF LOCK-UP AGREEMENT
September 10, 2010
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Re:	Anacor Pharmaceuticals, Inc. — Initial Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Anacor Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock of the Company (the “Securities”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to limited or general partners, members or stockholders of the undersigned, (D) distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any trust or partnership for the direct or indirect benefit of the undersigned, (E) distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to immediate family of the undersigned or any member of the immediate family of the undersigned, by will or intestate succession; or (F) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided, that in the case of any transfer or distribution or other transaction pursuant to clause (B) through (E), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) through (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day restricted period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such extension is waived in writing by Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. on behalf of the Underwriters.
In the event that Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. release, in full or in part, any officer, director or stockholder of the Company (a “Stockholder”) from the restrictions of any lock-up agreement signed by such Stockholder with the Underwriters (a “Triggering Release”), then the undersigned shall be released in the same manner from the restrictions of this Agreement (i.e., in an amount equal to the same percentage of the Securities being released in the Triggering Release relative to the undersigned’s ownership of Securities at the time of the request of the Triggering Release); provided that (i) in order to request a Triggering Release, the Stockholder requesting the Triggering Release must make a request in writing to the Company setting forth the number of Securities to be released; (ii) the Company must notify the other Stockholders of the requested Triggering Release within three business days; (iii) any other Stockholder that intends to request a release of a pro rata portion of the Securities held by them (the “Pro Rata Stockholders”) must (x) make such a request in writing to the Company and (y) certify in writing to the Underwriters and the Company the total number of Securities held by such Pro Rata Stockholder; (iv) the Company must (x) make a request in writing to Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. setting forth for the Stockholder requesting the Triggering Release and for each Pro Rata Stockholder the number of Securities for which each such Stockholder is requesting a release and (y) provide to Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. the total number of shares of common stock of the Company outstanding as of the date of the request of such Triggering Release and certify in writing to the Underwriters that such number is true and accurate. If the Company fails to notify the undersigned within three business days of the request of the Triggering Release, the failure to give such notice shall not give rise to any claim or liability against Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or the Underwriters.

Notwithstanding the foregoing, (i) no release by Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. of any Securities will constitute a Triggering Release if the aggregate of such releases granted to any individual Stockholder requesting a release does not exceed 200,000 shares of Securities during the restricted period (as adjusted for any stock splits, reverse stock splits and the like after the date hereof) (for the avoidance of doubt, each individual affiliate of the undersigned that is a party to a separate lock-up agreement with the Underwriters shall be treated as a separate Stockholder); (ii) if the release, in full or in part, of any Securities from the restrictions of its lock-up agreement is in connection with a follow-on offering of common stock (the “Follow-On Offering”), then the Securities held by the undersigned shall be released only if the undersigned enters into a new lock-up agreement with the underwriters with respect to the Securities that are not being released, upon terms and conditions reasonably satisfactory to the Underwriters but with restrictions that will be no more restrictive than those set forth herein (other than that the expiration of the new lock-up may be up to 180 days from the date of such Follow-On Offering, subject to extension on the same terms as set forth herein) and only to the extent that the undersigned agrees to participate as a selling stockholder in the Follow-On Offering and to sell any of the Securities released from the restrictions of this Agreement in such Follow-On Offering; and (iii) Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. shall not release, in full or in part, any Stockholder from the restrictions of any lock-up agreement signed by such Stockholder with the Underwriters unless such Stockholder shall have first made a request pursuant to the clause (i) of the preceding paragraph.
The undersigned may exercise any options or warrants to purchase Common Stock, provided, in such case, any exercise price is paid in cash or through a net exercise provision, and not through the sale of shares, and provided further that the shares of Common Stock issued upon exercise shall remain subject to this Letter Agreement.
The undersigned may during the restricted period referred to in this letter agreement establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the restricted period referred to herein and provided further that no filing by any party, including but not limited to the undersigned or the Company, under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such plan (other than a filing on a Form 5 made after the expiration of the 180-day restricted period).
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if (i) the Underwriting Agreement is not executed on or prior to the date that is nine months after the initial filing of the Registration Statement, (ii) either Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., on the one hand, or the Company, on the other hand, have advised the other(s) in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall immediately upon such date be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, GLAXOSMITHKLINE LLC
By:	/s/ William J. Mosher
Name: William J. Mosher
Title: Vice President & Secretary